UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 4, 2018

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On January 4, 2018, Authentidate Holding Corp. (the “Company” or “Authentidate”) entered into a Consulting Agreement with Dr. Armando Moncada, M.D. (“Moncada” or the “Consultant”) pursuant to which the Company engaged Moncada to act as its Chief Medical Officer – Pathology and to provide certain consulting services in connection with the operation of the Company’s pathology laboratory, as specified in the Consulting Agreement.

The Consulting Agreement provides for a term expiring December 31, 2020, however it may be terminated sooner by either party upon 30 day’s prior written notice. Further, either party may terminate the Consulting Agreement if the other party is in default of certain obligations, as specified therein, including the commission of an uncured breach of any of the terms of the agreement, or in the case of the Consultant, his failure to comply with the covenants set forth in the Consulting Agreement. In the event that the Consulting Agreement is terminated by the Company without cause, or by the Consultant due to a breach by the Company, the Consultant will be entitled to receive all fees earned through the date of termination, plus the Company shall pay the Consultant the applicable consulting fee for one additional month.

Pursuant to the Consulting Agreement, the Company agreed to pay the Consultant the following consulting fees: (i) an amount of $40,000 upon the execution of the agreement, (ii) the sum of $25,000 per month, commencing February 1, 2018, and (iii) an additional sum of $40,000 on or about January 15, 2019 and January 15, 2020. Further, the Company agreed to grant the Consultant 280,000 restricted stock units (“RSUs”) pursuant to its 2011 Omnibus Equity Incentive Plan (the “Plan”), which RSUs will vest in the event that the Consultant remains engaged by the Company to the end of the term of the Consulting Agreement and subject to the achievement of certain performance criteria and the approval of the Company’s shareholders of an amendment to the Plan to increase the number of shares of common stock available for awards to be issued thereunder.

In addition, pursuant to the Consulting Agreement, Moncada agreed to transfer and assign to the Company, in his personal capacity as well as in his capacity as a controlling member and/or officer of PCG Molecular, LLC and Pathology Consultants of Georgia, Inc., all rights to the intellectual property of such entities, whether trademarks, patents, patent applications, service marks. The completion of the transaction to acquire the foregoing intellectual property rights is subject to the negotiation and execution of a definitive assignment agreement and other customary closing conditions. Accordingly, there can be no assurance that a definitive agreement will be reached by the parties.

The Consulting Agreement, includes customary confidentiality, non-solicitation, and non-competition obligations that survive the termination of the agreement.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Consulting Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2017.

Item 8.01	Other Events.

On January 10, 2018, the Company issued a press release announcing its engagement of Dr. Moncada as its Chief Medical Officer and its Consulting Agreement with him. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By: /s/ Michael J. Poelking
Name: Michael J. Poelking
Title: Chief Financial Officer
Date: January 10, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release

4